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                                                                  EXHIBIT 10.8.3


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT



         THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT made as of the 1st day of January, 1999 by and between Thomas W. Klein (the "Executive"), currently residing at 1057 Abeto Court, Chula Vista, California 91910, and Bacou USA Safety, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), with its principal offices at 10 Thurber Boulevard, Smithfield, Rhode Island 02917.


                              W I T N E S S E T H:


         WHEREAS, the Executive and the Company entered into that certain Employment Agreement as of the 3rd day of June, 1998 (the "Employment Agreement"); and

         WHEREAS, the Executive and the Company entered into that certain First Amendment to Employment Agreement (the "First Amendment") as of the 3rd day of August, 1998; and

         WHEREAS, the Executive and the Company wish to amend the terms of the Employment Agreement and the First Amendment, effective as of the date hereof.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company and the Executive hereby agree as follows:


         1. Section 2 of the Employment Agreement (as amended by the First Amendment) is hereby revised to read as follows:

                           2. PERIOD OF EMPLOYMENT. The Company shall employ the
                  Executive, and the Executive shall perform the duties assigned him by the Company, for a term beginning January 1, 1999 to December 31, 2001 (the "Three-Year Term"). On January 1, 2002, and at the end of each year thereafter, the period of employment shall be automatically extended, without further action by either party, for successive one-year periods (each, a "Renewal Term") unless at least six months prior to the end of any Term either party shall have served written notice on the other of its election to allow this Agreement to terminate at the end of such Term.


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                  The Three-Year Term and any Renewal Term are sometimes
                  collectively referred to herein as the "Term".

                           If either party notifies the other party that he or
                  it shall not extend the period of employment beyond the end of the Term, the Company may, at its option, decide that the Executive shall take a leave-of-absence for part or all of the remaining time of his employment, continuing to receive all compensation as if actively working.


         2. Section 3 of the Employment Agreement is hereby amended by adding a new subsection (v) thereto, which shall read as follows:

                  (v) The Executive's employment being terminated by the Company without cause during the Three-Year Term. If the Board of Directors of the Company shall determine that the Executive's employment shall be terminated without cause (as "cause" is defined in Section 3(iv) hereof) prior to the end of the Three-Year Term, the Executive's employment shall terminate as of such effective date. In such event, the Company shall continue to pay the Executive for the remainder of the Three-Year Term at a rate of 50% of his Base Salary (as defined in Section 4(a)) then in effect.


         3. Section 3 of the Employment Agreement is further amended by adding a new subsection (vi) thereto, which shall read as follows:

                  (vi) The Executive shall voluntarily terminate his employment during the Three-Year Term. If the Executive shall terminate his employment voluntarily, then he shall pay the Company for the remainder of the Three-Year Term at a rate of 25% of his Base Salary then in effect.


         4. Section 4(a) of the Employment Agreement (as amended by the First Amendment) is hereby amended by deleting the term "Two Hundred Twenty Thousand Dollars ($220,000.00)" and inserting "Two Hundred Thirty Thousand Dollars ($230,000)" in lieu thereof.


         In all other respects, the Employment Agreement (as amended by the First Amendment) shall remain in full force and effect.


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         IN WITNESS WHEREOF, the Executive and the Company have duly executed this Second Amendment to Employment Agreement as of the day and year first above written.


BACOU USA SAFETY, INC.



By: /s/ Walter Stepan                       /s/ Philip B. Barr
    Walter Stepan                           Philip B. Barr
    Chairman, President and CEO             Vice Chairman, Secretary & Treasurer


EXECUTIVE:


/s/ Thomas W. Klein
Thomas W. Klein




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